EXHIBIT A

                             JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Amendment No. 8 to the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.001 per share, of Whitehall Jewellers, Inc., a Delaware corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below, in accordance with Rule 13d-1 under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 3, 2006

PRENTICE CAPITAL MANAGEMENT, LP


By:    /s/ Michael Weiss
     ---------------------------------------------
     Name: Michael Weiss
     Title: Chief Financial Officer

PWJ FUNDING LLC

By: Prentice Capital Management, LP, its Manager


By:    /s/ Michael Weiss
     ---------------------------------------------
     Name: Michael Weiss
     Title: Chief Financial Officer

PWJ LENDING LLC


By:    /s/ Jonathan Duskin
     ---------------------------------------------
     Name:  Jonathan Duskin
     Title: Managing Director

MICHAEL ZIMMERMAN


  /s/ Michael Zimmerman
---------------------------------------------
Michael Zimmerman

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WJ HOLDING CORP.


By:    /s/ Michael Weiss
     ---------------------------------------------
     Name:  Michael Weiss
     Title:  Vice President


WJ ACQUISITION CORP.


By:    /s/ Michael Weiss
     ---------------------------------------------
     Name:  Michael Weiss
     Title:  Vice President